                                                                    EXHIBIT 11.1

                               GC COMPANIES, INC.
                               -----------------

Computation of weighted average number of shares outstanding used in determining primary and fully diluted earnings per share:

(In thousands)                                              Six months                       Three months
                                                          ended April 30,                   ended April 30,
                                                        1997           1996               1997           1996
                                                       --------------------              --------------------


PRIMARY
-------

1.       Weighted average number of common
         shares outstanding                            7,750          7,816              7,707          7,816

2.       Assumed exercise of certain stock
         options based on average
         market value                                     36             34                 39              -
                                                       -----         ------              -----          -----


3.       Weighted average number of shares
         used in primary per share
         computations                                  7,786          7,850              7,746          7,816
                                                       =====         ======              =====          =====



FULLY DILUTED (A)
-------------

1.       Weighted average number of common
         shares outstanding                            7,750          7,816              7,707          7,816

2.       Assumed exercise of all dilutive
         options based on higher of
         average or closing market value                  40             36                 44              -
                                                       -----         ------              -----          -----

3.       Weighted average number of shares
         used in fully diluted per share
         computations                                  7,790          7,852              7,751          7,816
                                                       =====         ======              =====          =====








(A) This calculation is submitted in accordance with the Securities Exchange Act of 1934 Release No. 9083 although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.